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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 19, 1999

                      LET'S TALK CELLULAR & WIRELESS, INC.
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               (Exact Name of Company as Specified in its Charter)
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            FLORIDA                     0-23351                        65-0292891
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(State or other jurisdiction of      (Commission             (I.R.S. Employer Identification
incorporation or organization)        File Number)                       Number)

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         800 BRICKELL AVE., STE. 400
         MIAMI, FL 33131                                              33131
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(Address of principal executive offices)                            (Zip Code)

Company's telephone number, including area code:  (305) 358-8255
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  (Former name, former address and fiscal year, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.

          On August 4, 1999, Let's Talk Cellular & Wireless, Inc., a Florida corporation (the "Company"), completed the previously announced formation of LetsTalk.com, Inc., a Delaware corporation to design, develop and operate an online wireless communications store named LetsTalk.com ("LetsTalk.com").

          Under the terms of the Common Stock Purchase Agreement between the Company and LetsTalk.com, effective as of August 4, 1999, the Company acquired 6,600,000 shares of LetsTalk.com Common Stock, par value $0.0001 in exchange for certain intellectual property set forth in a License Agreement between the Company and LetsTalk.com. The Common Stock Purchase Agreement and the License Agreement are attached hereto as Exhibits 10.1 and 10.5 respectively.

          LetsTalk.com raised $20 million dollars in financing from Brentwood Venture Capital, H.I.G. Capital and Accel Partners (the "Investors") who invested $20,000,000 in exchange for 8,000,000 shares of Series A Preferred Stock, par value $0.0001 per share. In conjunction with the financing transaction, the Investors, the Company and the founders

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of LetsTalk.com entered into a Voting Agreement, Right of First Refusal and
Co-Sale Agreement and Investors Rights Agreement which provide for various rights of the parties as it relates to voting of LetsTalk.com stock, restrictions and other rights concerning the sale of stock and certain registration rights relating to shares of LetsTalk.com. The Voting Agreement, Right of First Refusal and Co-Sale Agreement and Investors Rights Agreement are attached hereto as Exhibits 10.2, 10.3 and 10.4 respectively.

         The License Agreement grants to LetsTalk.com a worldwide, perpetual, fully paid-up, non-transferable, exclusive, royalty free right and license to use, modify, distribute, display, perform, reproduce and create derivative works of certain trademarks, service marks, trade dress, logos and domain names of the Company in connection with the business of selling communication and computing products and services, and other consumer and business products and services via on-line or ecommerce activity. The License Agreement is attached hereto as
Exhibit 10.5.

         The Company signed a binding letter of intent to enter into an Operating Agreement with LetsTalk.com (the "Operating Agreement"). The Operating Agreement will be for a term of 5 years. The Company has agreed to provide LetsTalk.com with certain purchasing and inventory management services, order fulfillment, customer service, paging sales and service, carrier commission receivables management and audit assistance in carrier contractual relationships, advertising and general accounting services. Certain services will be provided on a cost plus basis. The Letter of Intent is attached hereto as Exhibit 10.6.

         Members of the Company's Board of Directors, Messrs. Tamer, Mnaymneh, Bolduc and Berman, have an investment in and are affiliated with the Company's largest stockholder, HIG Investment Group, LP, H.I.G. Investment Group, LP is affiliated with and controlled by the same persons as H.I.G. Capital, H.I.G. Brickellbay, Inc. and H.I.G. Wireless Internet, Inc., shareholders of LetsTalk.com, Inc.

Item 7.  Financial Statements, Proforma Financial Statements and Exhibits.

Exhibits

10.1 Common Stock Purchase Agreement dated as of July 30, 1999 between Let's Talk Cellular & Wireless, Inc. and LetsTalk.com, Inc.

10.2 Voting Agreement dated as of July 30, 1999 among LetsTalk.com, Inc., HIG Wireless Internet, Inc., Brentwood Associates IX, LP, Brentwood Affiliates Fund III, LP; Accel VII, LP; Accel Internet Fund III, LP; Accel Investors '99, LP; G&H Partners; Delly Tamer, Brett Beveridge, Let's Talk Cellular & Wireless, Inc.; and HIG Brickellbay, Inc.

10.3 Right of First Refusal and Co-Sale Agreement dated as of July 30, 1999 among LetsTalk.com, Inc., HIG Wireless Internet, Inc., Brentwood Associates IX, LP, Brentwood Affiliates Fund III, LP; Accel VII, LP; Accel Internet Fund III, LP; Accel Investors '99, LP; G&H Partners; Delly Tamer, Brett Beveridge, Let's Talk Cellular & Wireless, Inc.; and HIG Brickellbay, Inc.

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10.4     Investor's Right Agreement dated as of July 30, 1999 among
         LetsTalk.com, Inc., HIG Wireless Internet, Inc., Brentwood Associates IX, LP, Brentwood Affiliates Fund III, LP; Accel VII, LP; Accel Internet Fund III, LP; Accel Investors '99, LP; G&H Partners; Delly Tamer, Brett Beveridge, Let's Talk Cellular & Wireless, Inc.; and HIG Brickellbay, Inc.

10.5 License Agreement dated as of July 30, 1999 between Let's Talk Cellular & Wireless, Inc. and LetsTalk.com, Inc.

10.6 Letter of Intent dated as of July 30, 1999 between Let's Talk Cellular & Wireless, Inc. and LetsTalk.com, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    LET'S TALK CELLULAR & WIRELESS, INC.
                                    (Company)


August 19, 1999                     By:     /s/ David Eisenberg
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                                            DAVID H. EISENBERG
                                                     Chief Executive Officer

August 19, 1999                     By:     /s/ Daniel Cammarata
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                                            DANIEL CAMMARATA
                                                     Chief Financial Officer


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